                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report:     May 18, 1999
               -------------------

                              PRI AUTOMATION, INC.
               (Exact name of registrant as specified in charter)

Massachusetts                         0-24934                   04-2495703
----------------                   -------------            --------------------
(State or other jurisdiction        (Commission              (I.R.S.Employer
of incorporation)                   File Number)             Identification No.)

805 Middlesex Turnpike, Billerica,                           01821-3986
Massaschusetts
---------------------------------------                      -------------------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (978) 670-4270

Item 5.  Other Events

     On March 2, 1999, PRI Automation, Inc. ("the Company") acquired Promis Systems Corporation Ltd. ("Promis"), a Canadian corporation, in a transaction accounted for as a pooling of interests. In connection with the acquisition, the Company issued 0.1353 exchangeable shares for each outstanding Promis share, or an aggregate of 1,389,974 exchangeable shares. Each exchangeable share may be exchanged at any time for one share of common stock of the Company. The Company assumed options to purchase 270,336 shares of the Company's common stock and a warrant to purchase 13,530 shares of common stock in the acquisition.

     The following unaudited financial results include the combined results of operations from December 28, 1998 to April 25, 1999 for the Company and Promis. These results are presented to satisfy publication of combined results requirements with respect to affiliate trading restrictions because of the pooling accounting treatment of the acquisition and, accordingly, include at least 30 days of post-merger combined operations. The results included herein are not necessarily indicative of results expected for a full year of operations.


                              PRI AUTOMATION, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      (in thousands, except per share data)


                                                For the period from December 28,
                                                    1998 to April 25, 1999

    Net revenue                                            $  38,922

    Net loss                                               $(11,909)

    Basic and diluted net loss per common share            $  (0.55)

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           PRI AUTOMATION, INC.



                                                 /s/ Stephen D. Allison
Date:  May 18, 1999                        By:
                                              ----------------------------------
                                                       Stephen D. Allison
                                                    Chief Financial Officer